UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Comdial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMDIAL CORPORATION

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2004

To The Stockholders of Comdial Corporation:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Comdial Corporation, a Delaware corporation (the “Company”), will be held on May 26, 2004, at 9:00 a.m. Eastern Daylight Time, at Comdial Corporation, Executive Conference Center, 106 Cattlemen Road, Sarasota, Florida 34232 for the following purposes:

1.	To elect the nominees listed in “Proposal No. 1” to serve on the Company’s board of directors (the “Board of Directors” or the “Board”) each for a term of one (1) year;

2.	To approve an amendment to the Company’s Second Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan (the “Plan”) increasing the number of shares of the Company’s common stock (“Common Stock”) authorized for issuance under the Plan from two million (2,000,000) shares to two million seven hundred fifty thousand (2,750,000) shares as described in “Proposal No. 2;” and

3.	To ratify Ernst & Young LLP as the Company’s independent certified public accountants.

4.	To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

Only stockholders of record at the close of business on April 2, 2004 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

By Order of the Board of Directors

Kenneth M. Clinebell, Secretary

April 26, 2004

Annual Meeting of Stockholders
of
Comdial Corporation

MAY 26, 2004

_________________

PROXY STATEMENT
_________________

GENERAL INFORMATION

The Annual Meeting of Stockholders (the “Annual Meeting”) of COMDIAL CORPORATION, a Delaware corporation (also referred to as “Comdial” or the “Company”), will be held on May 26, 2004, at the time and place and for the purposes set forth in the Notice of the Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting. This Proxy Statement and the form of proxy are first being sent or given to stockholders on or about May 5, 2004. The executive offices of the Company are located at 106 Cattlemen Road, Sarasota, Florida 34232.

At the Annual Meeting, the stockholders will be asked to consider and vote upon the election of seven (7) nominees for director (“Proposal No. 1”). In addition, the stockholders will be asked to consider and approve a proposal to amend the Company’s 2002 Employee and Non-Employee Director Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under that plan from 2,000,000 shares to 2,750,000 shares (“Proposal No. 2”). Also, the stockholders will be asked to ratify the Company’s selection of Ernst & Young LLP to serve as the Company’s independent certified public accountants for 2004 (“Proposal No. 3”).

If a proxy in the enclosed form is duly executed and returned, the shares of the Company’s Common Stock represented thereby will be voted in accordance with the stockholder’s specifications. If no directions to the contrary are indicated, the persons named in the proxy will vote the shares represented thereby “FOR” the election of the nominees for director and “FOR” the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals, the persons named in the proxy may also vote in favor of a proposal to adjourn the Annual Meeting and to reconvene it on a subsequent date without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new, later-dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

Only stockholders of record at the close of business on April 2, 2004 have the right to receive notice of and to vote at the Annual Meeting. As of that date, 8,974,295 shares of Common Stock were issued and outstanding. Each holder of record of Common Stock is entitled to one vote per share on all matters voted upon.

The presence in person or by proxy of the holders of fifty percent (50%) plus one (1) share of the Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting will be required to elect each nominee for director. The affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required to act on all matters to come before the Annual Meeting, including Proposal Nos. 1, 2 and 3.

With respect to Proposal No. 1, stockholders may vote in favor of a nominee or withhold their votes as to any nominee. With respect to Proposal Nos. 2 and 3, stockholders may vote in favor of or against such proposal or ratification, or they may abstain from voting.

In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder marks the “ABSTAIN” box on the proxy card, no favorable vote is cast and therefore the abstention vote has the same effect as a vote against the proposal. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. In other words, broker non-votes are not counted as votes for the proposal or as votes against the proposal and are not counted in determining the number of votes needed in order for a proposal to be approved.

The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (a) matters that may be presented at the Annual Meeting at the request of stockholders of which the Company has not received notice as of the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) that will be brought before the Annual Meeting that are not set forth in the Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person or by telephone or facsimile. The Company will also request holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request, the Company will reimburse the reasonable costs incurred by such parties in forwarding such material.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees For Director

Pursuant to the terms of the Company’s Certificate of Incorporation and its By-laws, the Board of Directors has the power to change the number of directors by resolution. The number of directors is currently set at seven (7) members, each serving a one year term ending as of the date of the Annual Meeting. Accordingly, four of the Company’s current directors and three additional persons, Stanley M. Blau, Robert L. Dorretti and Alfred A. Rapetti have been nominated and submitted for election at the Annual Meeting to serve as directors for a term ending at the annual meeting of stockholders in 2005, and until successors of such directors are chosen and have qualified. Three current directors, Edwin M. Cooperman, Keith M. Rosenbloom and S. Sanford Schlitt, have decided not to stand for re-election.

Discretionary authority is reserved to cast votes for the election of a substitute for any of the directors submitted for election should any one or more of the nominees be unable or unwilling to serve as directors. The nominees have agreed to serve as directors if elected, and the Company believes that the nominees will be available to serve. Should any named nominee become unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

Nominees for Election to the Board of Directors
Terms Expiring in 2005

The names and ages of the Company’s current directors and one director nominee, each of whom are nominees for election at the Annual Meeting, their principal occupation or employment during the past five years, and other data regarding each of them is set forth below.

Name	Age	Current Position
Michael S. Falk	42	Chairman of the Board of Directors
Neil P. Lichtman	55	President, Chief Executive Officer and Director
Stanley M. Blau	66	Nominee for Director
Robert L. Dorretti	61	Nominee for Director
Alan Kessman	57	Director and Chairman of the Executive Committee
Travis L. Provow	46	Director
Alfred A. Rapetti	57	Nominee for Director

Michael S. Falk is the co-founder of Commonwealth Associates, L.P., a New York-based merchant bank founded in 1988, and served as chairman and chief executive officer from 1995 until 2002. Currently, he is chairman and CEO of Commonwealth Associates Group Holdings, and a managing partner of ComVest Investment Partners and various related investment partnerships. He currently serves as a Director of the CARE Fund. Mr. Falk was appointed to the Board of Directors of Comdial in October 2002 and became chairman of the Board in August 2003. He serves on Comdial’s Compensation Committee. Additionally, Mr. Falk is a director of ProxyMed, Inc. and PlanVista Corporation. Mr. Falk holds a B.A. degree in Economics from Queens College and attended the Stanford University Executive Program for Smaller Companies.

Neil P. Lichtman has been president of the Company since January 2004 and became chief executive officer and director in March 2004, when he succeeded Nickolas A. Branica who retired. Prior to joining Comdial, Mr. Lichtman was a senior vice president for Inter-Tel, Inc. from 2002 through 2003. Before Inter-Tel, Mr. Lichtman was president of Tierra Telecom in 2000 and 2001 and held several senior management positions with Claricom Holdings, Inc., including president and chief operating officer from 1996 to 1999. Claricom Holdings was acquired by Staples, Inc. in 1999 and became Staples Communications, which Mr. Lichtman served as president until 2000. Mr. Lichtman has been involved in the telecommunications industry for more than 20 years.

Stanley M. Blau is managing director of PS Capital, LLC, a venture capital firm which Mr. Blau co-founded in 1997. Prior to PS Capital, Mr. Blau founded Consolidated Communications Inc., a seller of secondary market telecommunications equipment, and was co-founder and CEO of telecommunications equipment manufacturer Vodavi Technology Corporation, which upon merging with ISOETEC Communications, Inc., became Executone Information Systems Inc., a $300 million company with over 300,000 customers. Mr. Blau was also a founder of the Enterprise Communications Association which he presently serves as vice chairman, and which represents the interests of telecommunications manufacturers and distributors throughout North America. He also serves as chairman of the board of the America-Israel Chamber of Commerce and Industry, stimulating trade and investment between Israel and the United States.

Robert L. Dorretti was chairman, chief executive officer and president of ON Technology Corporation, a provider of software infrastructure solutions to large enterprises (including Home Depot, Staples, SunTrust Bank, Daimler Chrysler, Deutsche Telecom, MCI, Toyota and others) from 2000 through its acquisition by Symantec Corp. in February 2004. Mr. Dorretti presided over a dramatic restructuring of the company in that time, taking the company from a loss to record revenue and profits in 2003. Mr. Dorretti was nominated for the New England Entrepreneur of the Year for his work at ON Technology. Prior to joining ON Technology, Mr. Dorretti was president and chief executive officer of Thinking Machines Corporation, a professional services and software provider of data mining and customer relationship management (CRM) solutions from 1995 to 1999. During that time, Mr. Dorretti steered the company, which had filed for bankruptcy protection prior to his arrival, to profitability and to the acquisition of the company’s data mining business by Oracle in June 1999.

Alan Kessman has been president and CEO of Vion Pharmaceuticals, Inc. since 1999. He also has served as a managing director of PS Capital, LLC, an investment firm, since 1998. Mr. Kessman was president and CEO of Executone Information Systems, Inc. from 1983 to 1998. Mr. Kessman was appointed to the Board in December 2002 and serves as chairman of the Audit Committee. Mr. Kessman was also appointed as non-executive chairman of the Company’s Executive Committee in January 2004.

Travis Lee Provow is president of Xpedite, a division of PTEK Holdings, Inc. of Atlanta. Prior to joining Xpedite, Mr. Provow served as chairman of the Executive Committee of Comdial, an officer position, from November 2002 until August 2003. Prior to joining Comdial, Mr. Provow served as president and managing director of Commonwealth Holdings, LLC, a private investment fund, from January 2002 to November 2002 and as a manager of ComVest Management, ComVest’s general partner during that same period. From January 2000 to December 2001, he served as the president and chief executive officer of Intelispan, a provider of network solutions and enabler of electronic communications and was a director of Intelispan since August 1998. Mr. Provow was appointed to our Board of Directors in June 2002 as a designee of ComVest. From October 2002 to August 2003, Mr. Provow was chairman of the Board. Mr. Provow currently serves on the Compensation and Nominating Committees.

Alfred A. Rappetti has been senior managing director of the Stamford Capital Group, Inc., a private investment bank and merchant bank, since 1995. There, Mr. Rapetti is responsible for mergers and acquisitions which have exceeded $3.5 billion in the past six years, and for overall management of the firm’s portfolio companies, which have collective ongoing revenues of more than $400 million per year. In 1993 and 1994, Mr. Rapetti was vice chairman of Logan Operating Company, which was formed from the 1992 acquisition Logan Manufacturing Company, Inc., a manufacturer of light track vehicles, which Mr. Rapetti had served as vice chairman of since 1987.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL NO. 2
APPROVE AN AMENDMENT TO THE 2002 EMPLOYEE AND
NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Effective May 26, 2004, the Company’s Second Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan will, subject to obtaining approval from stockholders at the Annual Meeting, be amended to increase the number of shares reserved for issuance under the plan from 2,000,000 to 2,750,000. The Third Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan, which includes the amendment described in this Proposal No. 2 (hereafter, the “2002 Plan”), is attached hereto as Appendix A. The 2002 Plan provides for the grant of options to purchase Common Stock (“Options”) to certain officers, employees, consultants and directors of the Company. As of April 2, 2004, options to purchase an aggregate of 1,970,387 shares were outstanding and 21,613 shares were available for future grant under the 2002 Plan. As of such date, a total of 6,234 shares had been issued to three grantees upon the exercise of stock options issued pursuant to the 2002 Plan. None of those shares were issued to any of the “Named Executive Officers” (as defined below) or to any directors.

The 2002 Plan authorizes the Compensation Committee of the Board (the “Committee”) to administer the 2002 Plan, to grant stock options, restricted stock awards, and other incentive stock awards to eligible employees, directors and consultants of the Company. The 2002 Plan is structured to allow the Committee broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. The Board of Directors believes that the remaining shares available for grant under the 2002 Plan are insufficient to accomplish these purposes.

The Committee awards stock options to employees under the 2002 Plan as a part of an employee’s overall compensation package. Based upon past experience, the Board expects that the 750,000 additional shares of Common Stock subject to stockholder approval at this Annual Meeting will be sufficient to provide for option grants for at least the next year.

There are no stock option or other awards currently contemplated by the Committee.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2002 Plan.

Summary of the 2002 Plan

THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE 2002 PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE 2002 PLAN, WHICH IS ATTACHED HERETO AS EXHIBIT A TO THIS PROXY STATEMENT.

Shares Available Under the 2002 Plan. Upon approval by stockholders of this Proposal No. 2 and to further adjustment as provided in the 2002 Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 2002 Plan will not in the aggregate exceed 2,750,000 shares of Common Stock.

Eligibility. Employees of the Company, consultants of the Company and members of the Board may be selected by the Committee to receive benefits under the 2002 Plan. It is estimated that approximately one hundred fifty (150) individuals currently are eligible to participate in the 2002 Plan.

Options. Options granted to eligible employees under the 2002 Plan (hereafter, “Options”) may be Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“ISOs”) or Options that are not intended to so qualify (“Nonstatutory Options”). Options granted to members of the Board of Directors or consultants will be Nonstatutory Options.

The purchase price of the Common Stock that is the subject of any Option may be not less than the fair market value of the Common Stock on the date the Option is granted. ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The total price of the Options to be exercised (the “Option Price”) is payable at the time of exercise in (i) cash, (ii) delivery to the Company of whole shares of Common Stock already owned by the participant for at least six months, valued at fair market value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (ix) a combination of any of the above equal to the Option Price. The 2002 Plan also authorizes a participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the participant’s stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the participant’s stockbroker for the participant’s account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

No Options may be exercised more than 10 years from the date of grant. Each employee’s, director’s or consultant’s stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. If the participant ends his or her employment or other relationship with the Company for any reason other than retirement, disability or death, the Options shall terminate within 90 days of the date of termination, unless the Committee decides in its sole discretion, to waive the termination and amends the participant’s option agreement to provide for an extended exercise period, all as specified in the employee’s, director’s or consultant’s stock option agreement. Any option agreement may, in the Committee’s sole discretion, allow for the participant, his or her personal representative or his or her heirs, to exercise the Options after the termination of his or her employment or other relationship with the Company for reason of the death or disability of the participant, provided, however, that in the event of the death of the participant, such Options may only be exercised for up to one year after death and, provided, further, that if such Options are ISOs, in the event of the disability of the participant, such ISOs may only be exercised for up to one year after disability of participant. Successive grants may be made to the same recipient regardless of whether Options previously granted to him or her remain unexercised.

Transferability. No Option may be transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his or her immediate family, or to family partnerships in which immediate family members are the only partners, provided that the participant receive no consideration for such transfer and that such Options shall be subject to termination as if the Options were in the hands of the transferor. The Committee may also, in its discretion, permit a consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Company as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination as if the Options were in the hands of the transferor, or permit a consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination if the consultant ends its relationship with the Company.

Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an employee, consultant or director on such participant’s agreement to enter into a covenant not to compete with the Company as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the participant’s stock option agreement, and the stock option agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the participant has violated his or her covenant not to compete. In addition, in the Committee’s discretion, the participant’s stock option agreement may also provide that if the participant breaches his or her covenant not to compete, the Company shall have the right to repurchase any shares of Common Stock previously issued to the participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the participant.

Adjustments. The maximum number of shares that may be issued or transferred under the 2002 Plan and the number of shares covered by outstanding Options and the exercise prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

Administration and Amendments. The 2002 Plan will be administered by the Board of Directors, or if the Board determines it is desirable to delegate its authority to administer the 2002 Plan, by a committee appointed by the Board, which may be the Compensation Committee. In connection with its administration of the 2002 Plan, the Board and any committee are authorized to interpret the 2002 Plan and related agreements and other documents.

The 2002 Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the stockholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the 2002 Plan, (ii) materially change the classes of persons eligible to participate in the Plan, or (iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the 2002 Plan. No amendment may change the Plan so as to cause any Option intended to be an ISO to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an optionee may have under any outstanding Option without the written consent of the optionee except for the termination of the Plan and outstanding Options upon adequate provision being made by the Board of Directors for the payment to an optionee of the excess of fair value, as defined in the Plan, over the exercise price for any vested Options. The Board may at any time terminate or discontinue the 2002 Plan. Unless terminated sooner, the 2002 Plan will continue in effect until all Options granted thereunder have expired or been exercised, provided that no Options may be granted after 10 years from the date the Board of Directors adopted the 2002 Plan.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2002 Plan based on federal income tax laws in effect on April 1, 2004. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Nonstatutory Options. In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options; (ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the Option Price paid for the shares and the fair market value of the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an employee upon either the grant or the exercise of an ISO. If the shares of Common Stock issued to an employee pursuant to the exercise of an ISO and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the Option Price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an ISO, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the Common Stock acquired at the time of exercise over the Option Price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Internal Revenue Code and, thus, may result in the imposition of the “alternative minimum tax” pursuant to Section 55 of the Internal Revenue Code on the employee.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the Option Price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the Option Price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company. To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
FOR THE COMPANY (ERNST & YOUNG LLP)

The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to be the Company’s independent certified public accountants for the year 2004 and recommends to stockholders that they vote for ratification of that appointment.

Ernst & Young LLP served in this capacity since May 1, 2001. Its representatives will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The appointment of independent certified public accountants is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves nonaudit services to ensure that they will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as independent certified public accountants for the Company. This included its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects. The committee’s review included inquiry concerning any litigation involving Ernst & Young LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of Ernst & Young LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Michael S. Falk, Comdial’s chairman and a nominee for director at the Annual Meeting, beneficially owns 3,853,013 shares, representing beneficial ownership of approximately 41% of our Common Stock as more fully described in the section titled Certain Relationships and Related Transactions on page 17 of this Proxy Statement.

Neil P. Lichtman is the president, chief executive officer and a director of the Company, and is a nominee for director at the Annual Meeting. Mr. Lichtman beneficially owns 50,100 shares, representing beneficial ownership of less than 1% of our Common Stock as more fully described in the section titled Certain Relationships and Related Transactions on page 17 of this Proxy Statement. Mr. Lichtman also holds options to purchase 225,000 shares of Common Stock that were issued pursuant to an employment agreement in January 2004 (see description in section titled Employment and Severance Agreements beginning on page 24 below). None of those options are presently exercisable. Mr. Lichtman also personally owns 100 shares.

Alan Kessman is a director of the Company and is a nominee for director at the Annual Meeting. Mr. Kessman also serves as chairman of the Audit Committee and as non-executive chairman of the Company’s Executive Committee. Stanley M. Blau is a nominee for director at the Annual Meeting. Mr. Kessman and Mr. Blau are managing partner and managing director of PS Capital LLC, respectively, and accordingly, are the beneficial owners of all shares beneficially owned by PS Capital. PS Capital’s beneficial ownership is more fully described in the section titled Certain Relationships and Related Transactions on page 17 of this Proxy Statement. In addition to the shares beneficially owned by PS Capital, Mr. Kessman beneficially owns 35,436 shares subject to exercisable options to purchase a total of 85,000 shares that were issued in December 2002 pursuant to his position as a director of the Company and as chairman of the Audit Committee. Collectively, Mr. Kessman beneficially owns 101,570 shares, representing beneficial ownership of approximately 1% of our Common Stock, and Mr. Blau beneficially owns 66,134 shares, representing beneficial ownership of less than 1% of our Common Stock.

Travis L. Provow is a director and former executive officer of the Company, and is a nominee for director at the Annual Meeting. Mr. Provow beneficially owns 145,587 shares, representing beneficial ownership of approximately 2% of our Common Stock, including 83,334 shares subject to exercisable options to purchase a total of 116,667 shares that were issued in November 2002 pursuant to an employment agreement upon Mr. Provow’s appointment as chairman of the Company’s Executive Committee (see description in section titled Employment and Severance Agreements beginning on page 24 below), and 62,253 shares owned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 2, 2004, as to the beneficial ownership of the Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the outstanding shares; (ii) each of our directors; (iii) each Named Executive Officer of the Company (as that term is defined in the Summary Compensation Table on page 22 below); and (iv) all of our Named Executive Officers and directors as a group, together with their percentage ownership and voting power. Applicable percentage ownership is based on 8,974,295 shares of Common Stock outstanding as of April 2, 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
ComVest Venture Partners, L.P. (2)	3,310,755	(3)	35.95%
Robert Priddy	1,272,113	(4)	13.68%
Shea Ventures, LLC	1,722,954	(5)	18.33%
Edmund Shea	1,728,250	(6)	18.38%
Michael S. Falk (2)	3,853,013	(7)	40.90%
Travis L. Provow (8)	145,587	(9)	1.61%
Alan Kessman (8)	101,570	(11)	1.12%
Nickolas A. Branica (8)	1,168,463	(12)	12.29%
Ralph R. Dyer (8)	10,389	(10)	*
Carla K. Luke (8)	9,889	(10)	*
Kenneth M. Clinebell (8)	26,666	(10)	*
All directors and Named Executive Officers as a group	5,315,577		52.43%

*	Less than one percent

(1)	The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after April 2, 2004. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. The table above sets forth beneficial ownership and percentages of beneficial ownership of Common Stock.

(2)	The address for ComVest Venture Partners (“ComVest”), L.P., ComVest Management, LLC (“ComVest Management”), Commonwealth Associates, L.P. (“Commonwealth”), and Michael S. Falk is 830 Third Avenue, 4th Floor, New York, NY 10022.

(3)	Includes 3,075,755 shares owned and 235,000 shares subject to Bridge Warrants issued in connection with ComVest’s investment of $1,175,00 in the Bridge Financing that is more fully described under the heading Certain Relationships and Related Transactions on page 17 of this Proxy Statement. ComVest is a Delaware limited partnership whose principal business is investing in securities.

(4)	Includes: (a) 944,667 shares owned, (b) 200,000 shares subject to Bridge Warrants issued in connection with Mr. Priddy’s investment of $1 million in the Bridge Financing, and (c) 127,446 shares subject to warrants that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share. Mr. Priddy has a business address of 3435 Kingsboro Road, Apt. 1601, Atlanta, GA 30826.

(5)	Includes: (a) 1,295,508 shares owned, (b) 200,000 shares subject to Bridge Warrants issued in connection with Shea Ventures, LLC’s investment of $1 million in the Bridge Financing, and (c) 227,446 shares subject to warrants that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share. Shea Ventures, LLC has a business address of 655 Brea Canyon Road, Walnut, CA 91789.

(6)	Includes all shares beneficially owned by Shea Ventures, LLC, plus 5,296 shares held by Mr. Shea. Mr. Shea is manager of Shea Ventures, LLC.

(7)	Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. (“CAMC”), which is general partner of Commonwealth. In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. In addition, Mr. Falk is the majority member of Commonwealth Associates Group Holdings, LLC (“Commonwealth Holdings”), and may therefore be deemed to be beneficial owner of securities beneficially owned by Commonwealth Holdings. Accordingly, Mr. Falk may be deemed to be beneficial owner of the following: (a) 246,720 shares owned, (b) 3,310,755 shares beneficially owned by ComVest (see note (3) above), (c) 84,421 shares beneficially owned by Commonwealth Holdings, and (d) 211,117 shares subject to warrants held by Commonwealth that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share.

(8)	c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

(9)	Includes 62,253 shares owned and 83,334 shares subject to stock options that are exercisable within sixty (60) days of the Record Date.

(10)	Represents shares subject to stock options that are exercisable within sixty (60) days of the Record Date.

(11)	Mr. Kessman serves as managing partner of PS Capital LLC and is therefore the beneficial owner of all shares beneficially owned by PS Capital LLC. Includes: (a) 12,800 shares owned by PS Capital LLC, (b) 3,334 shares subject to warrants held by PS Capital LLC that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share, (c) 35,436 shares subject to stock options that are exercisable within sixty (60) days of the Record Date, and (d) 50,000 shares subject to Bridge Warrants issued in connection with PS Capital LLC’s investment of $250,000 in the Bridge Financing.

(12)	Mr. Branica served as president, chief executive officer and director of the Company until January 5, 2004 and as chief executive officer and director until March 5, 2004, when he resigned. Includes: (a) 635,384 shares owned, (b) 504,189 shares subject to stock options that are exercisable within sixty (60) days of the Record Date, and (c) 28,890 shares subject to warrants that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share.

BOARD AND COMMITTEE MATTERS

Compensation of Directors

Pursuant to the compensation plan for independent directors that has been in effect since its approval by the Board in 2002, independent directors of the Company are offered the option of accepting one of the following compensation plans upon joining the Board: (a) options to purchase 45,000 shares of the Common Stock to be vested pro rata on a quarterly basis over a three year period, or (b) options to purchase 20,000 shares of Common Stock vested in increments of 1/3 on each anniversary of the grant, plus cash payments consisting of an $18,000 annual retainer and meeting fees of $1,000 for each regular meeting of the Board attended by such director, and $500 for special meetings of the Board and meetings of the several committees of the Board, as long as substantial business of the Company was conducted at such meeting. Further, the chairman of the Audit Committee has the option of accepting options to purchase 40,000 shares of Common Stock or meeting fees of $1,000 per meeting that the chairman presides over. Such options are also vested pro rata on a quarterly basis over a three year period.

Edwin M. Cooperman and S. Sanford Schlitt, each of whom has decided not to stand for re-election at the Annual Meeting, elected plan (b) and Alan Kessman elected plan (a). Mr. Kessman also elected to receive stock option compensation for his service as chairman of the Audit Committee. In 2003, Mr. Cooperman was paid $33,000 and Mr. Schlitt was paid $31,500 for their service on the Board. No director was issued any stock options in 2003.

In 2002, stockholders approved the 2002 Employee and Non-Employee Director Stock Incentive Plan (the “2002 Plan”) providing a plan for use by the Board of Directors to incentivize existing and new employees, officers and independent directors. Stockholders subsequently approved three separate amendments to the 2002 Plan, resulting in the increase in the number of shares of Common Stock eligible for issuance under the 2002 Plan to a total of 2,000,000 shares from the original authorization of 666,667. As described in Proposal No. 2 of this Proxy Statement below, this number will be increased to 2,750,000 authorized shares subject to approval of such proposal by the Company’s stockholders at the Annual Meeting.

Board of Directors’ Affiliations

Mr. Lichtman is the only Company employee who is currently a director, having joined the Board in March 2004 replacing Nickolas A. Branica, the Company’s former chief executive officer and director, who retired. Messrs. Falk and Provow are not qualified as independent directors because of their affiliation with ComVest and Commonwealth and also because of Mr. Provow’s employment by the Company which ended in August 2003. Neither of Messrs. Falk, Branica, Provow or Keith M. Rosenbloom, who served as a director in 2003, received any compensation for their service to the Board during 2003. Mr. Provow was issued options to purchase 166,667 shares of Common Stock outside of any existing stock option plan in November 2002 as compensation for his service as chairman of the Executive Committee, an officer position. Mr. Provow’s stock option agreement provided that those options would continue to vest if Mr. Provow resigned from his employment as long as he continued to serve as a director. Mr. Provow, who also served as chairman of the Board, resigned his position as chairman of the Executive Committee in August 2003 in order to become president of Xpedite, a division of PTEK Holdings, Inc., a publicly-traded telecommunications provider based in Atlanta. Mr. Provow also stepped down as chairman of the Board, but agreed to remain on the Board as a director. Mr. Provow and the Company entered into a previously disclosed amendment to the aforementioned stock option agreement whereby Mr. Provow agreed to a reduction by 50,000 in the number of shares subject to unvested options under the agreement in exchange for the extension to one year in the period of time during which Mr. Provow’s vested options shall remain exercisable following termination of his service as a director.

Committees of the Board and Meeting Attendance

The Board of Directors held four (4) regularly scheduled meetings and four (4) special meetings in 2003. During 2003, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing committees on which they served. The Board of Directors has established four standing committees consisting of the Audit, Compensation, Nominating and Governance Committees. In addition, in 2003, the Board established a temporary Finance Committee.

Audit Committee. The Audit Committee held five (5) meetings in 2003 and its members met informally several other times. The Audit Committee’s principal functions are to recommend to the Board of Directors the firm of independent certified public accountants to serve the Company each fiscal year and to review the plan and results of the audit by the independent certified public accountants as well as the scope, results, and adequacy of the Company’s systems of internal accounting controls and procedures. The Audit Committee reviews the independence of such accountants and reviews their fees for audit and non-audit services rendered to the Company. The Audit Committee is guided by a written charter which is attached to this Proxy Statement as Exhibit B. Mr. Kessman, Mr. Cooperman and Mr. Schlitt served as members of the Audit Committee in 2003 and continue to comprise that committee, each of whom is an “independent director” as that term is defined pursuant to Rule 4200 of NASD’s listing standards. Mr. Kessman serves as chairman and Financial Expert of the Audit Committee. Beginning with the Annual Meeting and subject to the results thereof, the Audit Committee shall consist solely of independent directors as defined by NASD.

Compensation Committee. The Compensation Committee held five (5) meetings in 2003 and its members met informally several other times. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plan and any employee bonus programs of the Company. In 2003, the Mr. Cooperman, Mr. Provow and Mr. Falk served on the Compensation Committee, with Mr. Cooperman serving as chairman. Beginning with the Annual Meeting and subject to the results thereof, the Compensation Committee shall consist solely of independent directors as defined by NASD.

Nominating Committee. The Nominating Committee held one (1) meeting in 2003. The principal functions of the Nominating Committee are to review candidates and recommend to the Board nominees for membership on the Board. The Nominating Committee does not operate pursuant to a written charter. In fulfilling its responsibilities, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to:

Chairman of the Nominating Committee c/o Secretary Comdial Corporation 106 Cattlemen Road Sarasota, Florida 34232

Although there are no specific, minimum qualifications required by the Nominating Committee in evaluating prospective directors, it is the Committee’s policy is to carefully consider the qualifications of any director candidates, whether recommended by directors, management or stockholders as measured against the qualities desirable in board members, including, but not necessarily limited to: business and/or financial acumen; business and personal accomplishments; industry knowledge; and independence. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company’s Proxy Statement was released to its stockholders in connection with the previous year’s annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of Common Stock that will be voted for each proposed nominee and the number of shares of Common Stock owned by the notifying stockholder. The chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure. By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors. During 2003, Mr. Kessman recommended that the Committee consider Stanley M. Blau as a candidate for director. No persons were nominated by stockholders. In 2003, Mr. Provow and Mr. Schlitt served as members of the Nominating Committee and Mr. Schlitt was chairman. Beginning with the Annual Meeting and subject to the results thereof, the Nominating Committee shall consist solely of independent directors as defined by NASD.

Governance Committee. The Governance Committee held five (5) meetings in 2003. The purpose of the Governance Committee is to consider and recommend policies and procedures for the Company to adhere to in order to maintain compliance with state and federal laws, rules and regulations affecting corporate governance, including securities laws and the rules governing listing on several national stock exchanges. In 2003, Mr. Cooperman, Mr. Schlitt and Mr. Branica served as members of the Governance Committee and Mr. Cooperman was chairman. Beginning with the Annual Meeting and subject to the results thereof, the Nominating Committee shall consist solely of independent directors as defined by NASD.

Finance Committee. The Finance Committee was formed by the Board in December 2003 as a temporary committee for the limited purpose of assisting and advising the Company in its financing activities, including its negotiations with its placement agent, Commonwealth Associates, LP. The Finance Committee, consisting of the three independent directors, Messrs. Kessman, Cooperman and Schlitt, held two (2) meetings in 2003. The Finance Committee, which also met once in 2004, is not expected to conduct further meetings unless warranted by further financing activity.

Communication with the Board

Stockholders may communicate with the Board of Directors, including the independent directors, by sending an e-mail to bod@comdial.com or by sending a letter to:

Comdial Corporation Board of Directors c/o Secretary Comdial Corporation 106 Cattlemen Road Sarasota, Florida 34232.

The secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the secretary will submit the correspondence to chairman of the Board, or to any specific director to whom the correspondence is addressed.

Audit Committee Financial Expert

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards as set forth in the Nasdaq Marketplace Rules. The Board also determined that Alan Kessman qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002, and is an independent member of the Audit Committee.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting and internal control processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company’s disclosures in the financial statements. The Audit Committee is governed by a written charter adopted and approved by the Board. A copy of the charter is attached hereto as Exhibit B to this Proxy Statement.

In addition, the Audit Committee reviewed with the independent certified public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, and in particular, SAS 61 (Communication With Audit Committees). Furthermore, the Audit Committee discussed with the independent certified public accountants the auditors’ independence from management and the Company, including the matters in the written disclosures that the Audit Committee received from the independent certified public accountants and that are required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent certified public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent certified public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2003 and the members of the Audit Committee met informally several other times during the year.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, subject to shareholder ratification, the selection of the Company’s independent certified public accountants.

SUBMITTED BY THE AUDIT COMMITTEE:

ALAN KESSMAN (CHAIRMAN)	EDWIN M. COOPERMAN	S. SANFORD SCHLITT

Code of Ethics

The Company has adopted a code of ethics that applies to all of its directors, officers (including its chief executive officer, chief financial officer, vice president of finance, controller and any person performing similar functions) and employees. The code of ethics is attached hereto as Exhibit C to this Proxy Statement.

EXECUTIVE OFFICERS OF THE COMPANY

The following table lists the executive officers of the Company. All executive officers are appointed annually by, and serve at the discretion of, the Board of Directors of the Company. During 2003, there were a number of changes in the executive officers of the Company. The following table first lists the current executive officers. The table then lists persons who served as executive officers during 2003, but are not currently executive officers.

Name and Age	Position with the Company	Business Experience During Past Five Years
Current Executive Officers
Neil P. Lichtman (55)	President and Chief Executive Officer
Mr. Lichtman became president of the Company in January 2004 and was named to replace Nickolas A. Branica as chief executive officer in March 2004 upon Mr. Branica’s retirement. He has served as a director of the Company since March 2004. Prior to joining Comdial, Mr. Lichtman served as a senior vice president of Inter-Tel, Inc. from 2002 until December 2003, as president of Tierra Telecom from 2000 to 2001 and as president and chief operating officer of Claricom Holdings from 1998 until its acquisition by Staples, Inc. in 1999, whereupon Mr.Lichtman became president of Staples Communications where he served until 2000.

Kenneth M. Clinebell (42)	Senior Vice President, Chief Financial Officer and Treasurer
Mr. Clinebell joined Comdial as the Company’s senior vice president, chief financial officer and treasurer in November 2002. Prior to joining Comdial, Mr. Clinebell held various positions at Vicorp, Inc., currently a privately-held multi-national software development company. Mr. Clinebell joined Vicorp, Inc. in 1994 as a member of the senior executive team and was employed as chief financial officer, interim chief executive officer and a member of the Board of Directors until November 2002. Prior to joining Vicorp, Mr. Clinebell served as controller and manager of financial reporting at Kimmins Corporation, a construction real estate and insurance conglomerate, and as audit manager at Laventhal & Horwath, CPAs. Mr. Clinebell is a certified public accountant.

Ralph R. Dyer (44)	Vice President, General Counsel and Secretary
Mr. Dyer became vice president and general counsel in September 2001 and was named secretary in November 2002. Prior to joining Comdial, Mr. Dyer was senior corporate counsel for Intermedia Communications Inc. from 1998 until 2001. Mr. Dyer was director of legal affairs for Americatel Corporation from 1994 until 1998 and contract administrator for Americatel in 1993 and 1994.

Name and Age	Position with the Company	Business Experience During Past Five Years
Carla K. Luke (33)	Vice President of Finance
Ms. Luke became vice president of finance in January 2002. Prior to joining Comdial, Ms. Luke was corporate controller and assistant controller for Vicorp, Inc., a multi-national software developer from December 1996 until July 2001. Previously, Ms. Luke was accounting supervisor for Danka Business Systems, PLC in 1995 and 1996 and was audit senior with Coopers & Lybrand LLP from 1992 to 1995. Ms. Luke is a certified public accountant.

Former Executive Officers
Nickolas A. Branica (51)	President and Chief Executive Officer
Mr. Branica was appointed president and chief executive officer of Comdial in October 2000 and retired as chief executive officer and director in March 2004. In 1992, Mr. Branica founded Key Voice Technologies, Inc. (“KVT”) in Sarasota, Florida, and served as its president and chief executive officer. In March 1996, Comdial Corporation acquired KVT with the stipulation that Mr. Branica would remain as president and chief executive officer of KVT. Prior to joining Comdial, Mr. Branica held management positions with Elcotel and Compass Technologies/Octel Corporation, both public telecommunications companies.

Travis L. Provow (46)	Former Chairman of the Executive Committee
Mr. Provow was named chairman of the Executive Committee, an officer position, in November 2002 served in that capacity until he resigned to become president of Xpedite, a division of PTEK Holdings, Inc. in August 2003. He has served as a director of the Company since June 2002 and was chairman of the Board from October 2002 until August 2003. Mr. Provow was president and managing director of Commonwealth Holdings, LLC, a private investment fund and was a manager of ComVest Management, ComVest’s general partner from January 2002 until November 2002. From January 2000 to December 2001, Mr. Provow was the president and chief executive officer of Intelispan, and was chief operating officer of Slingshot Networks LLC from May 1998 to December 1999, when the company was acquired by Qwest Communications.

Family Relationships

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

There are no legal proceedings involving the directors or executive officers.

Certain Relationships and Related Transactions

As previously disclosed by the Company in its definitive Information Statement filed with the Commission on April 2, 2004, on March 12, 2004 the Company completed a bridge financing private placement (the “Bridge Financing”) in which it obtained $9 million in gross investment proceeds and issued $9 million in 8% subordinated convertible notes (“Bridge Notes”) and warrants to purchase 1.8 million shares of Common Stock (“Bridge Warrants”). All of the Bridge Warrants are exercisable at any time on or before February 17, 2007 at an exercise price of $3.38 per share. The total Bridge Notes issued in connection with the Bridge Financing provided for the potential issuance of Common Stock in excess of twenty percent (20%) of the total issued and outstanding Common Stock of the Company at a price that is less than the market value of the stock as of the date of such Bridge Notes. In order to comply with applicable Nasdaq Marketplace Rules, such a transaction would require stockholder approval. Accordingly, the Company obtained the approval of a majority of its stockholders by resolutions signed by stockholders representing approximately 66% of the Company’s outstanding Common Stock (collectively, the “Majority Stockholders”) and filed the aforementioned Information Statement pursuant to Regulation 14C of the Securities and Exchange Act of 1934. On or about April 22, 2004, stockholder approval will occur in accordance with such regulation (hereafter “Effective Stockholder Approval”). Commonwealth Associates, LP (“Commonwealth”) served as the Company’s placement agent for the Bridge Financing and was paid $675,000 for such service.

As also disclosed in the aforementioned Information Statement and in connection with the Bridge Financing, the Company entered into an amendment with certain holders of 7% senior subordinated secured convertible notes that were issued in 2002 in connection with a private placement (the “Senior Notes”). Such holders included ComVest Venture Partners, LP, Shea Ventures, LLC and Robert Priddy, representing more than 50% of the outstanding principal amount of the Senior Notes. In accordance with the terms of the Senior Notes, said amendment (the “Senior Notes Amendment”), having been approved by the holders of a majority of the outstanding principal amount, is effective with respect to all of the outstanding Senior Notes. The Senior Notes Amendment extends the maturity of the Senior Notes by one year to September 27, 2006, and gives the holders of the Senior Notes a conversion option.

ComVest Venture Partners, LP (“ComVest”) beneficially owns approximately 36% of our Common Stock and is the holder of a Senior Note in the amount of $3,166,750 and a Bridge Note in the amount of $1,175,000. ComVest entered into the Senior Notes Amendment, and as one of the Majority Stockholders, ComVest voted its shares in favor of the Bridge Financing and the Senior Notes Amendments. ComVest may convert its Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, ComVest would obtain an additional 936,909 shares of our Common Stock. Additionally, ComVest was issued Bridge Warrants for up to 235,000 shares of Common Stock. Michael S. Falk, Comdial’s chairman, is a manager of ComVest and is chairman and chief executive officer of Commonwealth. Commonwealth is an affiliate of ComVest. Mr. Falk beneficially owns all stock beneficially owned by ComVest. Keith M. Rosenbloom, a director of Comdial who is not seeking re-election at the Annual Meeting, is also a manager of Commonwealth.

Shea Ventures, LLC (“Shea”) beneficially owns 18% of our Common Stock and is the holder of a Senior Note in the amount of $3,411,683 and a Bridge Note in the amount of $1 million. Shea entered into the entered into the Senior Notes Amendment and, as one of the Majority Stockholders, Shea voted its shares in favor of the Bridge Financing and the Senior Notes Amendment. Shea may convert its Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, Shea would obtain an additional 1,009,374 shares of our Common Stock. Additionally, Shea was issued Bridge Warrants for up to 200,000 shares of Common Stock.

Robert Priddy beneficially owns approximately 14% of our Common Stock and is the holder of a Senior Note in the amount of $1,911,683 and a Bridge Note in the amount of $1 million. Mr. Priddy entered into the entered into the Senior Notes Amendment and, as one of the Majority Stockholders, Mr. Priddy voted his shares in favor of the Bridge Financing and the Senior Notes Amendment. Mr. Priddy may convert his Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, Mr. Priddy would obtain an additional 565,587 shares of our Common Stock. Additionally, Mr. Priddy was issued Bridge Warrants for up to 200,000 shares of Common Stock.

Neil P. Lichtman is the president, chief executive officer and a director of the Company. Mr. Lichtman beneficially owns less than 1% of our Common Stock. Mr. Lichtman is the holder of a Bridge Note in the amount of $250,000 and was issued Bridge Warrants for up to 50,000 shares of Common Stock.

Nickolas A. Branica served as the Company’s chief executive officer and as a director until his resignation on March 5, 2004. Mr. Branica beneficially owns approximately 12% of our Common Stock and is the holder of a Senior Note in the amount of $433,350. As one of the Majority Stockholders, Mr. Branica voted his shares in favor of the Bridge Financing and the Senior Notes Amendment. Mr. Branica may convert his Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, Mr. Branica would obtain an additional 128,210 shares of our Common Stock.

Alan Kessman is a director of the Company and serves as chairman of the Audit Committee and as non-executive chairman of the Company’s Executive Committee. Mr. Kessman beneficially owns approximately 1% of our Common Stock. Mr. Kessman is managing partner of PS Capital LLC and, accordingly, is the beneficial owner of the shares beneficially owned by PS Capital. Stanley M. Blau is a nominee for director at the Annual Meeting. Mr. Blau beneficially owns less than 1% of our Common Stock. Mr. Blau is managing director of PS Capital and, accordingly, is the beneficial owner of shares beneficially owned by PS Capital. PS Capital is the holder of a Senior Note in the amount of $50,000 and a Bridge Note in the amount of $250,000. PS Capital may convert its Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, PS Capital LLC would obtain an additional 14,793 shares of our Common Stock. Additionally, PS Capital was issued Bridge Warrants for up to 50,000 shares of Common Stock.

EXECUTIVE COMPENSATION

The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a Report of the Company’s Compensation Committee of the Board of Directors, Compensation Committee Interlocks and Insider Participation, a graph showing the Company’s five year stock performance relative to its industry, a Summary Compensation Table, and additional tables that provide further details on stock options and pension benefits.

Report of the Compensation Committee of the Board of Directors

The Company’s executive compensation package for its executive officers consists of three elements: base salary, annual performance-based incentive, and stock option grants.

Compensation Principles. The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified officers, with a significant portion of the cash compensation being in the form of performance-based incentives dependent upon meeting specified Company annual financial goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective of enhancing stockholder value.

Salaries. In general, base salary levels are set at levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee considers the compensation paid by companies in the same or similar industries. The Committee considers the remuneration analysis in conjunction with the Company’s overall performance as measured by achievement of the Company’s objectives and the development and succession of sound management practices and skilled personnel. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the Company’s overall financial performance and condition.

In 2003, the base salary of the chief executive officer, Nickolas A. Branica was increased from $225,000 to $250,000 per year pursuant to an amendment and extension of Mr. Branica’s employment agreement, as described in this report below. In consideration of the continued difficulties facing the telecommunications industry and the financial challenges facing the Company, including the need to limit cash expenditures, the Committee did not approve any salary increases for any other executive officers.

Annual Incentives. The Committee has established a formal plan for awarding incentive compensation to officers. The plan accounts for the cost of invested capital and is designed to focus the attention of the executive officers on both income statement and balance sheet performance. The Committee believes that the plan is supportive of the Company’s continued focus on improved financial results and positioning the Company for continued growth. Each year, the Committee sets the required levels for each performance objective. The Company’s actual performance for a year is then measured against the predetermined levels to calculate annual incentive payments, if any.

For 2003, a bonus plan for the Company’s chief executive officer and its chief financial officer was contemplated by the Committee. Pursuant to that contemplated bonus plan, the chief executive officer and chief financial officer would have been eligible to receive up to 100% and 50% of their annual salary, respectively, upon the attainment of certain objectives. However, no such plan was finalized by the Committee and, accordingly, no bonus was earned by any executive officer in 2003.

The Company paid $11,912 in automobile payments, $5,136 in country club dues and $483 in group term life insurance premiums on behalf of Mr. Branica, and Mr. Branica also received $6,000 in matching 401(k) contributions in 2003. The Company paid $156 in group term life insurance premiums on behalf of Kenneth M. Clinebell, the Company’s chief financial officer, and Mr. Clinebell also received $5,157 in matching 401(k) contributions in 2003.

Stock Options. Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company’s overall performance as reflected by the performance in the market of the Company’s Common Stock. During 2003, fifty eligible employees were awarded stock options to acquire a total of 922,397 shares of the Company’s Common Stock. The Company’s executive officers, including Messrs. Branica, Clinebell, Dyer and Ms. Luke, were awarded options to purchase, in the aggregate, 211,666 shares of Common Stock in 2003.

In addition to the foregoing, the Company entered into an amendment to the executive employment agreement with Mr. Branica whereby, among other things, Mr. Branica was granted options to purchase 150,000 shares of Common Stock, and the Company agreed that, if Mr. Branica’s employment were to be terminated prior to its expiration, other than by the Company for cause, all of Mr. Branica’s outstanding unvested stock options would immediately vest and all of his stock options would remain exercisable for a period of two years from such termination, notwithstanding any contrary provision in any existing stock option agreement. Accordingly, when Mr. Branica’s employment was terminated in March 2004, all of his unvested stock options, which represented 370,612 shares, became vested and together with his then-vested options to purchase 133,577 shares, Mr. Branica holds vested options to purchase a total of 504,189 shares which shall remain exercisable until March 5, 2006.

Upon his resignation from employment as the chairman of the Executive Committee of the Company in August 2003, Travis L. Provow entered into an amendment to his stock option agreement with the Company that provided for a reduction, by 50% to 50,000, in the number of shares subject to outstanding unvested options (reducing the total outstanding options to 116,667 including 66,667 vested options) and providing for a one year period of time during which Mr. Provow’s vested stock options would remain exercisable following his departure from the Board, regardless of reason. Mr. Provow, remained a director of the Company following his resignation although he stepped down as chairman of the Board. He is a nominee for election at the Annual Meeting.

Compensation of the Chief Executive Officer. The Committee determined the compensation of the Company’s chief executive officer, Mr. Branica, for the 2003 fiscal year in a manner consistent with the guidelines and policies described above. In September 2003, pursuant to an amendment to Mr. Branica’s employment agreement which also extended the term of the agreement by three years, Mr. Branica’s annual salary was increased from $225,000 to $250,000, with annual increases thereafter of $12,500 for the duration of the agreement.

In setting Mr. Branica’s compensation for 2003 and thereafter, the Committee considered the executive leadership needs of the Company, the recent financial performance of the Company and the need to maintain discipline in compensation and other operating expenses. Although the Company’s performance in 2003 was not exemplary, the Committee determined that Mr. Branica’s performance was acceptable and that his salary level was low in comparison to similarly situated companies in the industry. Further, Mr. Branica’s annual salary had been reduced by $100,000 in 2002 based on the financial needs of the Company at that time, and even with the increase, his salary would still be well under its level before such decrease, which was $325,000. Accordingly, the relatively modest increase in Mr. Branica’s salary and the stock option award described above were deemed appropriate by the Com-

mittee in light of the improved financial condition of the Company, the substantial steps taken by management to position the Company for future growth and Mr. Branica’s expertise in matters critical the Company, including the development of competitive next-generation product offerings. The Committee still believes that a structure of reasonable incentives and relatively lower base pay is appropriate for the Company’s chief executive officer considering the difficulties that still face the Company, including current financial needs, ongoing product development efforts and competitive position of the Company relative to its industry. The Committee believes that Mr. Branica’s total compensation for the 2003 fiscal year was appropriate in light of the above considerations.

SUBMITTED BY THE COMPENSATION COMMITTEE:

EDWIN M. COOPERMAN (CHAIRMAN)	MICHAEL S. FALK	TRAVIS L. PROVOW

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is presently comprised of Mr. Cooperman, who serves as chairman, Mr. Provow and Mr. Falk, all of whom were appointed to the Committee in 2002. However, as of the Annual Meeting, and subject to the election of the director-nominees, the Committee shall be comprised of Mr. Schlitt, Mr. Cooperman and Mr. Blau, with Mr. Schlitt serving as chairman, and all of whom are independent directors.

Mr. Provow became chairman of the Executive Committee of the Company, an officer position, in November 2002, and remained in that position until his resignation in August 2003.

As further described under the heading Certain Relationships and Related Transactions on page 17 above, Mr. Falk is a manager of ComVest, the Company’s largest shareholder, and is also chairman and chief executive officer of Commonwealth, an affiliate of ComVest, and the Company’s placement agent for the Bridge Financing. ComVest beneficially owns approximately 36% of the Company’s Common Stock and is the holder of a Senior Note in the amount of $3,166,750 and a Bridge Note in the amount of $1,175,000. In his position, Mr. Falk is the beneficial owner of all shares beneficially owned by ComVest. During 2003, ComVest was paid $223,494 in interest on its debt by the Company. Mr. Provow was a manager of ComVest until becoming Chairman of the Executive Committee in November 2002. Commonwealth also served as investment advisors to the Company pursuant to an advisory agreement that was terminated by mutual agreement in May 2003. Payments by the Company to Commonwealth under that agreement totaled $60,000 in 2003. The Company also paid Commonwealth $25,000 in December 2003 as an advance against placement agent fees that would be due to Commonwealth from the Bridge Financing which fees ultimately totaled $675,000, the balance of which was paid in 2004 upon the closing of the Bridge Financing. Mr. Falk beneficially owns approximately 41% of the Company’s Common Stock. Mr. Provow beneficially owns approximately 2% of the Company’s Common Stock.

Five Year Total Stockholder Return

The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1998 through December 31, 2003, from an investment of $100 in (i) the Company’s Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the “Peer Group Index”).

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMDIAL CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 01, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

	1998	1999	2000	2001	2002	2003
COMDIAL CORPORATION	100.00	112.76	11.70	3.74	0.53	2.08
PEER GROUP INDEX	100.00	107.27	33.25	82.33	90.37	111.39
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.64	92.68

The Company’s Common Stock is traded on the OTC Bulletin Board (“OTC-BB”) under the symbol CMDZ. As previously disclosed, the Company’s Common Stock was delisted from the Nasdaq SmallCap Market on August 7, 2002. From August 7, 2002 until January 29, 2003, the Common Stock was traded on the Pink Sheets Electronic Quotation System. Previously, the Common Stock was traded on the Nasdaq SmallCap Market under the symbol CMDL until its delisting. On January 29, 2003, it became listed on the OTC-BB.

CoreData LLC supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: Inter-Tel, Inc. and Vodavi Technology, Inc. The Company selected these two companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. Although Avaya Inc. and Nortel Networks are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer’s stock market capitalization at the beginning of each period for which a return is indicated.

The performance of any individual company’s common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company’s future performance, and conditions affecting or expected to affect the company’s industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indexes, may not be representative of a company’s financial performance for given periods of time.

Summary Compensation Table

The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company’s chief executive officer at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company’s three most highly compensated executive officers other than the CEO who were serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) one additional individual who served as an executive officer during 2003 (collectively, the “Named Executive Officers”).

		Annual Compensation(1)				Long-Term Compensation(2)
Name and Principal Position	Year	Base Salary ($)		Bonus		Options Granted (#)	All Other Compensation ($)
Nickolas A. Branica,	2003	230,769		0		150,000	23,531	(3)
Former President and	2002	285,769		64,285	(4)	376,471	25,322
Chief Executive Officer	2001	297,126		15,000		18,889	20,709

Kenneth M. Clinebell,	2003	180,000		0		45,000	5,313	(5)
Senior Vice President,	2002	17,308	(6)	6,428	(7)	80,000	18
Chief Financial Officer and Treasurer

Carla K. Luke	2003	110,000		0		8,333	58	(8)
Vice President	2002	103,231	(9)	0		28,001	56
of Finance

Ralph R. Dyer	2003	120,000		0		8,333	3,407	(10)
Vice President, General	2002	120,000		0		28,001	3,407
Counsel and Secretary	2001	31,385	(11)	0		667	23

Travis L. Provow	2003	115,615		0		0	72	(8)
Former Chairman of the Executive Committee	2002	17,308	(12)	0		0	166,667

(1)	While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual’s salary and bonus in any year.

(2)	Except for the warrants granted to Messrs. Branica and Suijk as noted below, all of the long term compensation described in this table is in the form of stock options and no restricted stock, stock appreciation rights or any other long term compensation was granted.

(3)	Includes country club dues of $5,136; automobile payments of $11,912; 401(k) match of $6,000 and imputed income from group term life insurance policy of $483.

(4)	Bonus accrued based on 2002 performance and paid in installments during 2003.

(5)	Includes 401(k) match of $5,157 and imputed income from group term life insurance policy of $156.

(6)	Mr. Clinebell became employed by the Company on November 15, 2002.

(7)	Bonus accrued based on 2002 performance and paid in installments during 2003.

(8)	Imputed income from group term life insurance policy.

(9)	Ms. Luke became employed by the Company on January 15, 2002.

(10)	Includes: 401(k) match of $3,323 and imputed income from group term life insurance policy of $84.

(11)	Mr. Dyer became employed by the Company on September 19, 2001.

(12)	Mr Provow became employed by the Company on November 18, 2002.

Stock Options

In 2002, the Company adopted the Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan which authorized the issuance of options covering up to 666,667 shares of Common Stock and which has been amended three times since its adoption resulting in the collective increase in the number of such shares to 2,000,000 (as amended, the “2002 Plan”). The 2002 Plan was adopted with the intention of furthering the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The following table sets forth information concerning individual grants of stock options made under the 2002 Plan during the fiscal year ended December31, 2003 to each of the Named Executive Officers. Except as otherwise indicated in a footnote below, all option grants described below become exercisable over a three year period as follows: one-third (1/3) become exercisable on the first anniversary of the date of grant and on each subsequent anniversary, as long as the employee remains employed by the Company, an additional one-third become exercisable until all such options are exercisable.

Option Grants In Last Fiscal Year

	Individual Grants
Name	Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realized Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
						5% ($)	10% ($)
Nickolas A. Branica	150,000	(2)	16.3%	$1.68	09/19/2013	$410,508	$653,688
Kenneth M. Clinebell	45,000		4.9%	$1.68	09/19/2013	$123,152	$196,106
Carla K. Luke	8,333		0.9%	$1.68	09/19/2013	$22,805	$36,314
Ralph R. Dyer	8,333		0.9%	$1.68	09/19/2013	$22,805	$36,314
Travis L. Provow	0		0

(1)	The potential realized values in the table assume that the market price of the Company’s Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2)	Pursuant to an amendment to Mr. Branica’s employment agreement, as more fully described elsewhere in this Proxy Statement, all of these options became immediately exercisable upon the termination of Mr. Branica’s employment in March 2004, and such options shall remain exercisable for two years from such termination.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Unexercised Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised in-the- Money(2) Options at FY-End($)
Name	Shares Acquired on Exercise (#)	Value (1) Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Nickolas A. Branica	0	$0.00	133,577/370,612	$123,882/$408,254
Kenneth M. Clinebell	0	$0.00	26,666/98,334	$25,333/$98,817
Carla K. Luke	0	$0.00	9,334/27,000	$15,734/$40,383
Ralph R. Dyer	0	$0.00	9,944/27,057	$15,734/$40,383
Travis L. Provow	0	$0.00	83,334/33,333	$79,167/$31,666

(1)	The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2)	Options are in-the-money if the fair market value of the underlying securities at the end of the last fiscal year exceeds the exercise price of the option. For purposes of this table, fair market value is $2.75 per share, the closing trading price of the Common Stock on December 31, 2003.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company maintains the 2002 Plan, subject to the amendment described in “Proposal No. 2” of this Proxy Statement, pursuant to which it may grant equity awards to eligible persons. In addition, the Company maintains the 1992 Stock Incentive Plan (the “1992 Incentive Plan”) and the 1992 Non-Employee Directors Stock Incentive Plan (the “1992 Directors Plan”), both of which plans have expired.

The following table provides information about equity awards under the above stockholder approved plans, as well as other plans not approved by stockholders, as described below and as of December 31, 2003.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans	1,813,367	(2)	$1.82	241,147	(3)
Approved by Security Holders (1)

Equity Compensation Plans Not Approved by Security Holders	116,667	(4)	$1.80	0

Total	1,930,034		$1.82	241,147

(1)	Includes the 2002 Plan, the 1992 Incentive Plan and the 1992 Directors Plan, the latter two of which have expired as of March 2002.

(2)	Includes: (a) 1,758,853 shares subject to outstanding options under the 2002 Plan, (b) 51,785 shares subject to outstanding options under the 1992 Incentive Plan and (c) 2,729 shares subject to outstanding options under the 1992 Directors Plan.

(3)	Includes shares remaining available for issuance under the 2002 Plan as of December 31, 2003.

(4)	Includes: (a) 116,667 shares subject to outstanding options issued to Travis L. Provow, director and former chairman of the Company’s Executive Committee, pursuant to an employment agreement and outside of any approved stock option plan.

Pension Plan/Benefit Restoration Plan

The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions was actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3, 2000). Of the Named Executive Officers, only Mr. Branica is eligible for benefits under the pension plan because his employment with the Company commenced prior to the freezing of the plan and because he has been employed by the Company for at least five years. Mr. Branica’s estimated benefit to be paid at normal retirement is approximately $1,015 per month. Such estimated benefit is based on the following formula:

1.25% times career-average compensation (monthly average of compensation including bonuses), calculated from the date of hire (March 20, 1996 in Mr. Branica’s case) to September 3, 2000, times the number of full years worked prior to September 3, 2000 (4 years in Mr. Branica’s case); plus 0.65% times career-average compensation in excess of 50% of Social Security covered compensation (the average amount of the Social Security taxable wage base for the 35 calendar years ending with the year the employee reaches his normal retirement age), calculated from date of hire, times the number of full years worked prior to September 3, 2000.

For highly compensated employees, such as executive officers, the amount of benefits under the pension plan was limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who were affected by tax law limits on benefits under the pension plan, the Company implemented a benefit restoration plan. However, the benefit restoration plan was frozen as of July 2000 and was terminated as of March 2002. All employees ceased the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan. None of the Named Executive Officers is eligible for benefits under the benefit restoration plan.

Prior to September 3, 2000, the pension plan covered a participant’s compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided however, that the amount of a participant’s annual compensation taken into account under the plan for any year was subject to certain limitations under the pension plan or in accordance with applicable law.

There are several different forms of benefit options available under the Company’s pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and 65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

During February 2003, the Company discovered that $660,000 of unauthorized disbursements were made from the pension plan during 2002 and 2003 by a former employee of Comdial. The Company’s insurance coverage reimbursed the Company in full for these losses and the individual in question has been prosecuted.

In 2002, William Mustain, the Company’s former CEO, and Keith Johnstone, Lawrence Tate and Joe Ford, all former executive officers of the Company remained eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive’s average compensation until September 3, 2000 reduced by the sum of the executive’s (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

In December 2001, the Company reached agreement with Mr. Mustain which, among other things, reduced Mr. Mustain’s total remaining entitlement under the benefit restoration plan from $1,102,328 to be paid by January 2002, to $288,314 to be paid in five (5) equal annual installments commencing in 2004. In March 2002, the Company reached agreement with Messrs. Johnstone, Ford and Tate whereby the Company agreed to pay them $218,391, $175,875 and $122,438, respectively, in exchange for their agreement with respect to termination of the benefit restoration plan and a release of further liabilities on the part of the Company with respect to that plan. The foregoing amounts to Johnstone, Ford and Tate are payable in 36 monthly installments of $1,250 each and then a balloon payment of the remaining balance, the amount of which will be the respective total payable as set forth above less the total of the installment payments. No interest is payable. These agreements enabled the Company to terminate the benefit restoration plan and to thus recognize the gain in its financial statements from the reduction negotiated with Mr. Mustain.

Executive Severance Plan

Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company’s executive officers (as the same may be amended from time to time, the “Executive Severance Plan”). The Executive Severance Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company’s chief executive officer, president, senior vice presidents, chief financial officer, and vice presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the “Covered Executives.” The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the president, chief executive officer or chief financial officer (formerly 24 months for the president or chief executive officer), (ii) 6 months for a senior vice president or vice president of engineering (formerly 18 months), and (iii) 3 months for other vice presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 12 months (formerly 24 months).

Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive’s salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive’s average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive’s spouse or other named beneficiary is entitled to any unpaid benefit after death.

In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive’s employment and his or her termination of employment.

The Covered Executive’s benefit would be reduced to avoid application of the “excess parachute payment” restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and an excess parachute payment is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee’s average compensation for the prior five years.

The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

With respect to the termination of any Covered Executive by the Company, the term “Good Cause” means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company; (b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive’s conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive’s of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

With respect to a termination by a Covered Executive after a Change of Control, “Good Reason” would exist if, without the Covered Executive’s express written consent, (a) there is a significant adverse change in such Covered Executive’s authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive’s rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

Under the plan, a “Change of Control” is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

Employment and Severance Agreements

The Company presently has an employment agreement with Mr. Lichtman, its president, chief executive officer and director. That agreement became effective in January 2004 when Mr. Lichtman became president of the Company. The agreement was amended in March 2004 when Mr. Lichtman succeeded Mr. Branica as chief executive officer. As amended, the agreement with Mr. Lichtman provides for a one year term with automatic renewals unless either party elects to terminate the agreement and for a base salary of $250,000 per year. In addition, Mr. Lichtman was granted options to purchase up to 225,000 shares of Common Stock which were priced at $2.60 per share and which become exercisable over three years, with one-third (1/3) becoming exercisable on the first anniversary of the grant and an additional one-third (1/3) becoming exercisable on each subsequent anniversary until fully vested, and as long as the agreement remains in effect. The agreement further provides for the prospective payment of a bonus of up to 100% of Mr. Lichtman’s annual salary upon the attainment of certain milestones in 2004, including Company revenue targets and business improvement objectives. Also, in accordance with the agreement, Mr. Lichtman is eligible to receive severance equal to nine (9) month’s salary if his employment is terminated other than voluntarily by Mr. Lichtman or by the Company for cause, including if Mr. Lichtman terminates the agreement for “good reason” within 90 days of a “change in control” of the Company. Subject to certain terms, conditions and limitations, good reason, for purposes of the agreement, includes a material change in duties or diminishment in authority, a reduction in compensation or relocation of the Company’s offices. Subject to certain terms, conditions and limitations, a change in control, for purposes of the agreement, includes: acquisition of 50% or more of the

Company’s outstanding stock or voting securities by any party other than the Company, a subsidiary of the Company or a Company benefit plan; a change in a majority of the directors of the Company; or a merger or acquisition of the Company resulting in a change in ownership of at least 50% of the Company’s voting securities.

The Company had an employment agreement with Mr. Branica that was terminated in March 2004. That employment agreement was originally entered into in September 2001 and was for two years. Prior to its expiration in September 2003, the Board approved an amendment to the agreement extending the term by three years through September 2006 and providing for a salary increase from $225,000 per year to $250,000, plus annual increases of $12,500 through the term. In addition, the amendment provided for the grant of options to purchase 150,000 shares of Common Stock which were priced at $1.68 per share and which become exercisable over three years, with one-third (1/3) becoming exercisable on the first anniversary of the grant and an additional one-third (1/3) becoming exercisable on each subsequent anniversary until fully vested, and as long as the agreement remains in effect; provided, however, the amendment also provided that, if Mr. Branica’s employment were terminated by the Company and Mr. Branica thus became eligible for the termination benefits provided for in the employment agreement, in addition to those enumerated benefits, all of Mr. Branica’s existing outstanding unvested stock options would immediately become exercisable and together with his vested options, would remain exercisable for two years following such termination.

With the termination of Mr. Branica’s employment agreement in March 2004, Mr. Branica became eligible for the termination benefits set forth in the employment agreement, including, in addition to the acceleration and extended exercisablility of his stock options as described above, one year’s base salary ($250,000) as severance pay, paid over 12 months in accordance with the normal payroll practices of the Company, and 12 month’s medical and health insurance benefits paid for by the Company. In addition, Mr. Branica will be paid for accrued but unused vacation time in the amount of $12,075.

The Company entered into an employment agreement with Mr. Provow in 2002 whereby Mr. Provow agreed to serve as the Company’s chairman of the Executive Committee. Mr. Provow was chairman of the Board at the time of his employment and continued in that role. The term of Mr. Provow’s employment was for six months and was renewable for a further six months upon the mutual agreement of both the Company and Mr. Provow. In May 2003, the parties agreed to renew the agreement for a further six months. In August 2003, Mr. Provow resigned from the Company to accept the position of president of Xpedite, a division of PTEK Holdings, Inc. Pursuant to the terms of the employment agreement, Mr. Provow was paid at the rate of $180,000 per year during his employment and was issued options to purchase 166,667 shares of Common Stock at the exercise price of $1.80 per share. The options were issued outside of the Company’s existing stock option plan. 66,667 options became exercisable on the date of grant with the remainder to become exercisable in increments of one-third (1/3) on each anniversary of Mr. Provow’s employment with the Company, provided that Mr. Provow remained either an employee or director of the Company. Mr. Provow remained a director following his resignation, although he stepped down as chairman of the Board. Also upon his resignation, the Company and Mr. Provow entered into an amendment to his stock option agreement whereby the number of shares subject to unvested options held by Mr. Provow was reduced by 50% to 50,000, reducing the total shares subject to outstanding options held by Mr. Provow to 116,667. In exchange for this reduction, the Company agreed to provide that Mr. Provow could exercise any vested options upon leaving the Board for up to one year, regardless of the reason for his leaving.

In November 2002, the Company provided a letter to Mr. Clinebell offering him employment as the Company’s senior vice president, chief financial officer and Treasurer. The letter described some of the terms of Mr. Clinebell’s employment with the Company including an annual salary of $180,000 and the granting of options to purchase 80,000 shares of Common Stock at an exercise price of $1.80 per share. Such stock options are exercisable in increments of one-third of the total grant as of each anniversary of Mr. Clinebell’s employment with the Company. Further, the letter sets forth that, in the event of termination of Mr. Clinebell’s employment after the first year thereof, the Company would pay severance pay equal to six (6) months of Mr. Clinebell’s salary subject to the terms of the Company’s existing Executive Severance Plan, except without regard to any provision of that Plan that might otherwise entitle Mr. Clinebell to severance in excess of six months. The terms, conditions and limitations of the Executive Severance Plan, including termination based on for cause, good reason and change in control are more fully described in the section of this Proxy Statement titled Executive Severance Plan beginning on page 26 above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Directors, executive officers and persons who own more than ten percent (10%) of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and to provide copies of the reports to the Company. The Company believes that during 2002, all reports for the Company’s executive officers and Directors that were required to be filed under Section 16 of the Securities and Exchange Act of 1934 were timely filed.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT INFORMATION

Under the rules and regulations of the Securities and Exchange Commission, the Company’s consolidated financial statements are required to be audited by independent certified public accountants.

Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as independent certified public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2004. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

Fees for audit services totaled approximately $295,976 in 2003 and approximately $267,487 in 2002, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and other SEC filings, and accounting consultations related to matters arising in the audit or quarterly reviews.

Audit Related Fees

No assurance or related services have been performed by Ernst & Young LLP for the Company in the last two fiscal years.

Tax Fees

No tax compliance, tax advisory or tax planning services were performed by Ernst & Young LLP for the Company in the last two fiscal years.

All Other Fees

All other fees were $1,500 and relate to a subscription fee paid for the Ernst & Young LLP online accounting and auditing research tool.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent certified public accountants. The policy provides for the pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent certified public accountant is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee authority to approve permitted services provided that the chair reports any decisions to the Committee at its next scheduled meeting.

OTHER MATTERS

Management is not aware of other matters that will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposals from qualified stockholders to be considered by the Company for inclusion in the proxy materials for the 2005 Annual Meeting of Stockholders must be received by the Company no later than December 10, 2004. The Company reserves the right to reject or take any appropriate action with respect to any proposal that does not comply with the applicable rules and regulations of the Securities and Exchange Commission as of December 10, 2004, as such proposal will be deemed to be untimely.

By Order of the Board of Directors

Kenneth M. Clinebell, Secretary

Sarasota, Florida
April 26, 2004

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 2003 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COMDIAL CORPORATION, 106 CATTLEMEN ROAD, SARASOTA, FLORIDA 34232.

EXHIBIT A

COMDIAL CORPORATION
THIRD AMENDED AND RESTATED
2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR
STOCK INCENTIVE PLAN (PROPOSED)

I.     Purpose.

The purpose of this Comdial Corporation Third Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan is to promote the growth and profitability of Comdial Corporation, a Delaware corporation (the “Corporation”) by rewarding and incentivizing individuals who make valuable contributions to the Corporation’s success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

The 2002 Employee and Non-Employee Director Stock Incentive Plan was first approved by the Board of Directors effective as of July 2, 2002, and was approved by the Company’s stockholders at the Special Meeting of Stockholders on August 26, 2002. The 2002 Employee and Non-Employee Director Stock Incentive Plan was first amended by unanimous resolution of the Board of Directors resulting in the Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan which became effective on December 26, 2002. The Amended and Restated was amended by unanimous resolution of the Board of Directors resulting in the First Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan, which became effective on May 8, 2003. The First Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan was amended by unanimous resolution of the Board of Directors resulting in the Second Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan, which became effective on November 20, 2003. By unanimous resolution, the Board of Directors have approved an amendment to the Second Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan which amendment will result in this Third Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan (hereafter, the “2002 Plan”), and which amendment is subject to approval by the stockholders of the Company at the Annual Meeting of stockholders scheduled for May 26, 2004. The 2002 Plan was adopted to replace the two stock option plans previously maintained by the corporation, the 1992 Stock Incentive Plan, as amended, and the 1992 Non-Employee Directors Stock Incentive Plan, as amended, which were previously approved by the stockholders.

II.     Definitions.

The following terms shall have the meanings shown:

2.1  “Board of Directors” or “Board” means the Board of Directors of the Corporation.

2.2  “Change of Control” means any event described in Section 8.1.

2.3  “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

2.4  “Committee” means the Committee appointed by the Board of Directors to administer the Plan pursuant to Article X of the Plan. This Committee may, but is not required to be, identical to the Compensation Committee.

2.5  “Common Stock” means the common stock, par value $.01 per share, of the Corporation, except as provided in Section 8.2 of the Plan. Pursuant to such Section 8.2, the number of shares authorized for issuance under the Plan as set forth in Section 8.1(b), and the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year as set forth in Section 4.1(a), have been adjusted to reflect the one-for-fifteen (1:15) reverse stock split of the Common Stock that became effective on November 25, 2002.

2.6  “Compensation Committee” shall mean the Compensation Committee of the Board of Directors. All persons appointed to be members of the Compensation Committee shall be directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Treasury Regulation Section 1.162-27.

2.7  “Consultant” shall mean any person (including corporations, partnerships and limited liability companies as well as individuals) engaged by the Corporation to perform services for the Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.

2.8  “Date of Grant” means the date specified by the Plan Administrator on which a grant of Options, or a grant or sale of Restricted Shares shall become effective.

2.9  “Director” means a person serving as a member of the Board of Directors, whether or not he or she is also an Employee.

2.10  “Disability” means a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

2.11  “Employee” means any person performing services for the Corporation or any Subsidiary as a common law employee. The Committee may, in its discretion, treat any individual as an Employee for purposes of this Plan even if he or she is not employed by the Corporation, including individuals who regularly perform services for the Corporation but are paid by another employer pursuant to an employee leasing agreement or similar staffing arrangement, as long as he or she could properly be classified as a common law employee of the Corporation for payroll tax purposes.

2.12  “Executive Officer” means any Named Executive Officer and any other officer of the Corporation who is subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934.

2.13  “Fair Market Value” means the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq as of the most recent available date with respect to the sale of Common Stock.

2.14  “Incentive Stock Options” or “ISOs” means Options intended to qualify for favorable tax treatment as incentive stock options under Code Section 422.

2.15  “Named Executive Officer” shall mean the Company’s Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

2.16  “Nonstatutory Options” shall mean Options which are not intended to qualify as ISOs.

2.17  “Option Agreement” means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.18  “Option Price” means, with respect to any Option, the amount designated in a Participant’s Option Agreement as the price per share he or she will be required to pay to exercise the Option and purchase the shares subject to such Option.

2.19  “Option” or “Options” means any rights granted to a Participant to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.

2.20  “Participant” shall mean any current or former Employee, or any Consultant or Director, who has been granted Options or Restricted Stock under the terms of this Plan.

2.21  “Plan” means this Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan, as the same may be amended from time to time.

2.22  “Restricted Stock” means shares of Common Stock that are issued to eligible Participants and made subject to restrictions in accordance with Article VI of the Plan.

2.23  “Restricted Stock Agreement” means a written agreement between the Corporation and a Participant who has been granted or sold Restricted Stock pursuant to Article VI of the Plan.

2.24  “Subsidiary” shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under Section 425(f) of the Code.

2.25  “Ten Percent Shareholder” shall mean any qualified Participant who, at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     Eligibility.

3.1  Participation. The Committee may grant Options and/or awards of Restricted Stock under this Plan to any officer or other Employee of the Corporation or any Subsidiary. The Committee may grant Options and/or awards of Restricted Stock to any Director, subject to the restrictions in Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

The Committee may also grant Options or awards of Restricted Stock to Consultants. In granting such awards and determining their form and amount, the Committee shall consider the extent of the individual’s relationship to the Corporation, his or her potential contributions to its financial success, the potential adverse accounting consequences to the Corporation of stock option grants to Consultants, and such other factors as the Committee may, in its discretion, deem to be relevant.

3.2  Executive Officers. Notwithstanding Section 3.1 or any other provisions of this Plan, any Named Executive Officer shall not be granted Options, or awards of Restricted Stock unless the grant has been approved by the Compensation Committee, and all grants to Executive Officers must be approved in advance by either the Committee or the Compensation Committee.

3.3  Directors. Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors who are not Employees shall be eligible for Options or Restricted Stock awards to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV.     Options.

4.1  Terms and Conditions. Subject to Section 3.2 and 3.3, the Committee may, in its sole discretion, from time to time grant Options to any officer, Employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a Participant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

(a)  Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 333,334 shares.

(b)  Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

(c)  Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

(d)  Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation’s tax withholding obligations pursuant to Section 7.3.

(e)  Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of (i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant for at least six months, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (iv) a combination of any of the above equal to the Option Price for the shares.

(f)  Cashless Exercises. Alternatively, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant’s stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant’s stockbroker for the Participant’s account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

4.2  Effect of Termination.

(a)  If a Participant’s employment or other relationship with the Corporation (or with the relevant Subsidiary) terminates for any reason other than retirement, disability or death, his or her vested Options shall terminate ninety (90) days from the date of termination of employment or other relationship, and his or her unvested Options shall terminate immediately upon the date of the termination of employment or other relationship; provided that, the Committee may determine, in its sole discretion, at the time of the grant that the Participant’s Option Agreement should provide for an extended exercise period after such termination of employment or other relationship.

(b)  Any Option Agreement may, in the Committee’s sole discretion, include such provisions as the Committee deems advisable with respect to the Participant’s right to exercise the Option subsequent to retirement, or subsequent to termination of such employment (or other relationship) by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant’s Option Agreement pursuant to Section 4.1(b); and provided further that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or twelve (12) months from the date of termination.

(c)  Any Option Agreement may, in the Committee’s sole discretion, provide that, in the event of the Participant’s death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant’s death), during such period of up to one year after date of the Participant’s death as the Committee deems to be appropriate, by the personal representative of the Participant’s estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution; provided that, in no event shall any option be exercisable after the fixed termination date set forth in the Participant’s Option Agreement.

(d)  Any Option Agreement may, in the Committee’s sole discretion, provide that, in the event the Participant continues to actively perform services for the Corporation as a Consultant or Non-Employee Director after his or her employment terminates, his or her Options shall continue to be exercisable during any period in which he or she is actively performing such services as a Consultant, but in no event after the fixed termination date set forth in the Option Agreement pursuant to Section 4.1(b).

(e)  The Committee may, in its sole discretion, decide at the time an Option is granted that the Participant’s Option Agreement should include such terms as the Committee determines are desirable providing for accelerated vesting and exercisability of all or part of the Participant’s Options if the Participant’s employment or consulting relationship with the Corporation is terminated prematurely, including upon termination (i) without good cause, (ii) in connection with a Change in Control as defined in Section 7.1 below, or (iii) in violation of the terms of any agreement between the Corporation and the Participant.

(f)  For purposes of this Section 4.2, the Committee shall determine the date of termination of any Participant, based on its judgment as to when the Participant is no longer employed as a common law employee or Consultant of the Corporation or any Subsidiary. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an Employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Committee shall have full discretion to determine whether a Participant’s reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan.

(g)  If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Non-Employee Director resignation from the Board (other than as a result of retirement or total Disability) or such Non-Employee Director’s decision not to stand for reelection at the expiration of his or her term of office, or such Non-Employee Director is not nominated by the Board to stand for election at the Special Stockholders’ Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Participant may be exercised at any time within three (3) years after the date of such cessation of service; provided, however, (i) only Options exercisable by the Participant at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option.

If a Participant is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then all unexercised Options held by such Participant shall immediately be canceled and terminate.

4.3  Incentive Stock Options. The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; provided that, Incentive Stock Options may only be granted to individuals who are Employees; and further provided, any Incentive Stock Option shall be subject to the additional requirements stated in Article V of this Plan.

4.4  Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Committee may, in its discretion, permit an individual Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination in accordance with Section 4.2 if the Consultant ends its relationship with the Corporation.

4.5  Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such Participant’s agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant’s Stock Option Agreement, and the Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee’s discretion, the Participant’s Stock Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

4.6  Authority to Waive Restrictions on Exercisability. The Board of Directors may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, not withstanding any restrictions on exercisability imposed or stated in the Option Agreement pursuant to Section 4.1(b), become immediately exercisable in full. The Board of Directors may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 5.

V.     Incentive Stock Options.

The Committee may, in its discretion, specify that any Options granted to a Participant who is an individual employed by the Corporation or a Subsidiary as an Employee shall be ISOs qualifying under Code Section 422 as may be amended from time to time with any such amendment to be incorporated herein without further shareholder approval.

5.1  Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

5.2  Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

(a)  The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the Option.

(b)  The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(c)  In the case of an ISO granted to a Participant who is a Ten Percent Shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

(d)  No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

(e)  Any ISO granted under the Plan shall terminate no more than ninety (90) days after termination of the Participant’s employment as an Employee, except that pursuant to Section 4.2(b) and (c) above such exercise period may be extended for up to one year after the date of any termination of employment by reason of the Participant’s death or disability.

VI.     Restricted Stock.

6.1  Rights As A Shareholder. The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 6.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

6.2  Awards and Certificates.

(a)  A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

(b)  When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

“The transferability of the shares of stock represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Comdial Corporation. A copy of such Agreement is on file in the offices of the Secretary of the Corporation, 106 Cattlemen Road, Sarasota, Florida, 34232.”

(c)  Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under Section 10.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

6.3  Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

(a)  During a period set by the Committee of not less than six (6) months, but not more than ten (10) years, commencing with the date of an award (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b)  Except as provided in Section 6.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

(c)  Subject to the provisions of Section 6.3(d), upon any termination of the Participant’s employment or other relationship with the Corporation during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or, in the case of shares of Restricted Stock sold to the Participant, repurchased by the Corporation at the initial purchase price.

(d)  In the event of a Participant’s retirement from his or her employment (or other relationship) with the Corporation, total Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock.

(e)  Notwithstanding the other provisions of this Section 6.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Restricted Stock granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Restricted Stock shall still be subject to termination in accordance with Subsection 7.3(c) above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer its Restricted Stock to its members, subject to termination in accordance with Section 6.3(c) if the Consultant ends its relationship with the Corporation.

(f)  Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

(g)  Nothing in this Section 6.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VII.     Change in Control Transactions.

7.1  Change in Control. For purposes of this Plan, a “Change in Control” shall include any of the events described below:

(a)  The acquisition in one or more transactions of more than fifty-one percent (51%) of the Corporation’s outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended);

(b)  Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

(c)  Any person, or group of persons, commences a tender offer for at least fifty-one percent (51%) of the Corporation’s Common Stock.

7.2  Effect of Change in Control. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants (other than with respect to Named Executive Officers):

(i) Accelerate the exercise dates of any outstanding Options and make outstanding Options fully vested and exercisable;

(ii) Determine that all or any portion of conditions associated with a Restricted Stock award have been met;

(iii) Grant a cash bonus award to any of the holders of outstanding Options;

(iv) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Nonstatutory Options or Restricted Stock;

(v) Make any other adjustments or amendments to the Plan and outstanding Options, or Restricted Stock awards and/or substitute new Options or other awards.

With respect to any Named Executive Officer, any such action shall be effective only if it is approved by Compensation Committee comprised exclusively of outside directors within the meaning of Code Section 2(m).

In exercising its authority under this Section 7.2, the Committee shall consider any adverse accounting or federal income tax consequences that may result from any acceleration of vesting or repurchase of Options. The Committee shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Options or Restricted Stock held by any particular Participant will be affected (subject to any pre-existing provisions in the Participant’s Option Agreement or employment agreement with the Corporation requiring accelerated vesting upon a Change in Control).

7.3  Involuntary Termination Following a Change in Control. If a Participant’s employment with the Corporation (or its successor) is involuntarily terminated without cause during the period of twelve (12) months following a Change in Control, and the Participant’s Options and Restricted Stock had not already become fully vested pursuant to Section 7.2 as a result of the Change in Control, the Participant’s Options shall become fully vested and immediately exercisable in full for a period lasting for at least ninety (90) days after the date of the Participant’s termination, and any Restricted Stock award held by the Participant shall become fully vested and nonforfeitable.

VIII.     Aggregate Limitation on Shares of Common Stock.

8.1  Number of Shares of Common Stock.

(a)  Shares of Common Stock which may be issued to Participants pursuant to Options, or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock.

(b)  The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 2,750,000 shares of Common Stock available under the Plan, subject to such adjustments as may be made pursuant to Section 8.2.

(c)  For purposes of Section 8.1(b), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

(d)  Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, shall again be available for issuance under the Plan.

(e)  In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

8.2  Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock shall each be adjusted and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to any Participant.

New option rights may be substituted for the Options granted under the Plan, or the Corporation’s duties as to Options outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation’s duties as to such Options.

IX.     Miscellaneous.

9.1  General Restriction. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

9.2  Withholding Taxes.

(a)  If the Corporation determines that the Corporation has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

(b)  The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

(c)  Amounts to which the Corporation is entitled pursuant to Section 9.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from any salary or other compensation payable to the Participant by the Corporation, including cash payments made under this Plan, or (iii)in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the “Tax Date”) not less than the minimum amount of tax the Corporation is required to withhold. A Participant’s request to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the exercise of an Option.

(d)  Tax Loans. In the discretion of the Board of Directors, the Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

9.3  Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

9.4  Non-Uniform Determinations. The Committee’s determinations under this Plan (including without limitation its determinations of the persons to receive Options or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

9.5  No Rights as Shareholders. Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

9.6  Transfer Restrictions. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

9.7  No Right to Employment. Nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee. Similarly, noth-

ing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating Non-Employee Director, Advisor or Consultant the right to continue his or her relationship with the Corporation or affect any right which the Corporation may have to terminate such relationship.

9.8  Fractional Shares. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.

9.9  General Restriction. Any Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

X.     Administration of the Plan.

10.1  Committee.

(a)  The Plan shall be administered on a day to day basis by the Board of Directors or, if the Board determines it is desirable to delegate its authority to administer the Plan, by a Committee appointed by the Board of Directors. The Plan Committee appointed by the Board may be the Compensation Committee of the Board of Directors or one or more directors or executive or officers of the Corporation serving under the supervision of such Compensation Committee, and, except as expressly stated otherwise in this Plan with respect to Executive Officers, need not be composed of directors or directors who qualify as “disinterested” within the meaning of SEC Rule 16b-3. The Plan Committee shall serve at the pleasure of the Board of Directors.

(b)  If the Committee is not the Board of Directors, the Committee shall be monitored and supervised by the Compensation Committee of the Board of Directors with respect to any actions related to Named Executive Officers. All grants of Options or Restricted Stock to Executive Officers shall be approved in advance by the Compensation Committee.

(c)  The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Compensation Committee or the Board, from time to time: (i) to grant Options, or shares of Restricted Stock to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, or the vesting of Restricted Stock, as it may deem appropriate;

(d)  The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and (ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(e)  All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XI.     Amendment and Termination.

11.1  Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable, provided however, the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or for which stockholder approval requirements are imposed on the corporation by the listing rules of any stock exchange on which the common stock is listed. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant’s rights under an award previously granted, provided however, the Board of Directors shall have the right without the consent of any Participant to terminate the Plan and terminate any options previously granted to Participants under the Plan if the Corporation makes adequate provision for the payment to any such Participant, for any vested options, of the excess of the Fair Value of the covered shares over the exercise price of such vested options, with any unvested options and options with exercise prices in excess of the Fair Value being terminated without any payment to or further action or consent of any Participants. For purposes of this Section 11.1 Fair Value shall be the Fair Market Value unless the Board of Directors approves a transaction for the sale of the Corporation which equates to a higher per share value.

11.2  Term of Plan. Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on August 26, 2012, the tenth anniversary of the date on which the Plan became effective, and no Options, or awards of Restricted Stock may be granted on or after such date.

EXHIBIT B

AUDIT COMMITTEE CHARTER
OF
COMDIAL CORPORATION

1.     Organization.

(a)  There shall be a committee of the Board of Directors (the “Board”) to be known as the audit committee. The audit committee shall be composed of three or more Directors appointed by the Board who are independent of the management of Comdial Corporation (the “Company”) and are free of any relationships that, in accordance with the applicable laws and regulations, would interfere with their exercise of independent judgment as committee members. A non-independent director may serve on the audit committee pursuant to certain exceptional and limited circumstances for a maximum period of two years. Such a non-independent director cannot serve as chairman of the committee. Any directors not meeting other SEC or applicable exchange requirements, such as financial expertise, shall not be eligible.

(b)  All members of the audit committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements including the Company’s balance sheet, income statement and cash flow statement at the time of appointment. It is the desire of the Board that at least one member of the audit committee shall be considered an “audit committee financial expert” with accounting or financial management experience, a professional certification in accounting, or other comparable experience or background which may consist of a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

(c)  The members of the audit committee shall be recommended to the Board by the nominating committee and shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their respective successors are duly elected and qualified. Unless a chair of the audit committee is elected by the Board, the members of the audit committee may designate a chair by majority vote of the audit committee membership.

2.     Purpose.

(a)  The primary function of the audit committee is to provide assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company and monitoring the quality and integrity of the financial reports of the Company. The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.

(b)  In discharging its purposes, the audit committee will maintain free and open communications between the Directors, the independent auditors, the Company’s controller, and the financial management of the Company.

(c)  The audit committee is directly responsible for the appointment, compensation, and oversight of the independent auditors and the Company’s internal auditor, if any. engaged to prepare or issue an audit report on the financial statements of the Company. The independent auditors shall report directly to the audit committee.

3.     Meetings.

The audit committee shall meet at least four times annually, or more frequently as circumstances may dictate. As part of its responsibility to foster open communication, the audit committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the audit committee or each of these groups believe should be discussed privately. In addition, the audit committee or its chair should meet with the independent auditors and management quarterly to review the Company’s financials in discharge of the responsibility set forth in Paragraph 4(c).

4.    Responsibilities and Duties.

The audit committee relies on management and the independent auditors in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the audit committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

The audit committee’s specific responsibilities and duties in carrying out its oversight role are listed in the checklist below. In preparing the agenda for each meeting of the audit committee, management will include all of the required topics as forth in this matrix. The chairman of the audit committee will review the agendas before the meetings to ensure that all required topics are included.

The audit committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the audit committee prior to the completion of the audit. Pre-approval of all auditing services and permitted non-audit services shall be in accordance with the policy of the audit committee appended to this Charter as Attachment A, as may be amended or modified by the audit committee.

Audit Committee Meeting when responsibility is performed
Audit Committee Responsibility		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	As Needed

1.	Review this audit committee charter and checklist at least annually, and make recommendations to the Board for any appropriate updates or changes.				X
2.	Perform all functions assigned by the law, the Company’s charter or bylaws or the Board of Directors.					X
3.	Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as needed.	X	X	X	X	X
4.	Investigate any matter brought to its attention, with full power to engage independent counsel and other advisors as deemed necessary.					X
5.	Appoint, approve the compensation of, and provide oversight of the independent auditors.	X	X	X	X
6.	Pre-approve all auditing and non-auditing services provided by the accountants, in order to determine the independence of the independent accountants. (a)	X	X	X	X	X
7.	Ensure that all non-audit services provided by the independent accountants are disclosed in the annual proxy statement.	X
8.	Provide an open avenue of communication between the independent auditors, Finance management and the Board of Directors. Report Committee actions and recommendations to the Board of Directors.					X
9.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent independent auditors.	X
10.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.	X
11.	Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who is a “financial expert.”	X	X	X	X	X
12.	Review the independence of each Committee member based on applicable regulations.	X	X	X	X	X

Audit Committee Meeting when responsibility is performed
Audit Committee Responsibility		1st Qtr	2nd Qtr	3[d] Qtr	4th Qtr	As Needed
13.	Review separately with Finance management and with the independent auditors at the completion of the annual audit:	X
(a) The Company’s annual financial statements and related footnotes.
(b) The independent auditors’ audit of the financial statements and its report thereon.
(c) Any significant findings and recommendations of the independent auditors together with management responses.
(d) Any significant changes required in the independent auditors’ audit plan.
(e) Any serious difficulties or disputes with management encountered during the course of the audit.
(f) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.
14.	Review and approve all related-party transactions. Ensure disclosure of related-party transactions are made within the applicable regulations dependent on the dollar amount. (b)	X	X	X	X	X
15.
Review with Finance management and the independent auditors the periodic reports filed with the Securities and Exchange Committee on Forms 10-Q prior to its filing and prior to the release of quarterly earnings.
		X	X	X	X
16.	Inquire of Finance management and the independent auditors about significant risks or exposures that the Company may have, and assess the steps management has taken to minimize such risks or exposures or to protect against such risks or exposures with insurance coverages.					X
17.	Inquire of Finance management about significant changes to internal controls or the Company’s internal and external financial reporting processes.				X	X
18.	Periodically consult with independent auditors, outside the presence of management, about internal controls, the financial reporting processes, both internal and external.	X				X
19.
Review with the independent accounting firm and Finance management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
X

Audit Committee Meeting when responsibility is performed
Audit Committee Responsibility		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	As Needed

20.	Review with Finance management any significant changes to GAAP and/or the Company’s policies or standards.				X	X
21.	Review any complaints of impropriety and monitor the investigation of such complaints received in accordance with the Whistleblowing Policy Related to Financial Issues.					X
22.	In connection with each periodic report of the Company, review:	X	X	X	X	X
(a) Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
(b) The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
23.
Review filings (including interim reporting) with the SEC and other published documents including press releases containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.
X
24.
Review and monitor the appropriate standards adopted as a code of ethics. Discuss with Finance management and General Counsel the results of the review of the Company’s monitoring compliance with such standards and it compliance policies.
					X	X
25.
Meet separately with Finance management and with the independent auditors to discuss any matters that the Committee, the independent auditors or Finance management believes should be discussed privately with the Committee.
X

(a)	All services proposed by the independent auditors must be forwarded to the chairman of the audit committee. Based on the timing and urgency of the services to be performed, the chairman will present the proposed services and the related fees to the committee at the quarterly meetings or may call a special meeting in order to review and approve the proposed services and related fees. The audit committee chairman must communicate the approval of the fees to Finance management, and Finance may pay such approved fees upon receipt of an appropriate billing statement from the independent auditors that is consistent with what was approved; provided that, if any fees charged by the independent auditors exceed those approved by the committee or are otherwise inconsistent with the committee’s approval, Finance management shall promptly advise the chairman of such inconsistency.

(b)	All proposed related party transactions must be forwarded to the chairman of the audit committee in advance. Based on the timing and urgency of the related party transaction, the chairman will present the transaction to the committee at the quarterly meetings or may call a special meeting in order to review and approve the transaction.

(c)	The audit committee has the authority to engage and determine funding for independent counsel and other advisors, as set forth in Section 301 of the Sarbanes-Oxley Act.

(d)	The audit committee must establish procedures for receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters. Additionally, the audit committee is required to ensure that such complaints are treated confidentially and anonymously, as set forth in Section 301 of the Sarbanes-Oxley Act.

Attachment A

Comdial Corporation Audit Committee Pre-Approval Policy

Statement of Principles

The audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval by resolution of the audit committee, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the audit committee.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the audit committee. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Delegation

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the audit committee. The audit committee will approve, if necessary any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The audit committee believes that the provision of audit-related services does not impair the independence of the auditor; however, all audit-related services shall be specifically pre-approved by the audit committee.

Tax Services

The audit committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The audit committee has pre-approved all tax services.

All Other Services

The audit committee may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

A list of the Commission’s prohibited non-audit services is incorporated by reference into this policy. The Commission’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee.

Procedures

Requests or applications to provide services that require specific approval by the audit committee will be submitted to the audit committee by both the independent auditor and the Chief Financial Officer and Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Commission’s rules on auditor independence.

EXHIBIT C

COMDIAL CORPORATION
CODE OF ETHICS

INTRODUCTION

The Senior Financial Officers and members of the Company’s Finance Department (“Finance Members”) of Comdial Corporation (the “Company”) hold an important and elevated role in corporate governance. Senior Financial Officers and Finance Members are vested with both the responsibility and authority to protect, balance, and preserve the interests of all stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Senior Financial Officers and Finance Members fulfill this responsibility by prescribing, enforcing, and adhering to the Code of Ethics (the “Code”).

PURPOSE

To establish and document the principles that Senior Financial Officers and Finance Members are expected to adhere to and advocate.

POLICY

It is the Company’s policy for its Senior Financial Officers and Finance Members to promote and follow a code of ethics that ensures all stakeholders’ interests are appropriately balanced, protected and preserved.

RESPONSIBILITIES

It is the responsibility of the Senior Financial Officers and Finance Members to abide by this Code, as well as, any other applicable Company policies or guidelines. Any violation of this Code may result in disciplinary action, up to and including immediate termination.

PROCEDURES

I.  Honest and Ethical Conduct

Senior Financial Officers and Finance Members will:

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•	Not use confidential information acquired in the course of one’s work for personal advantage.

•	Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and the community.

Senior Financial Officers and Finance Members will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

•	Encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the Finance Department or the Company itself.

•	Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the Company and what could result in material personal gain.

•	Provide and adhere to a mechanism for members of the Finance Department to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

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•	Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance department.

II.  Financial Records and Periodic Reports

Senior Financial Officers and Finance Members will establish and manage the Company’s transactions and reporting systems and procedures to ensure that:

•	Business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

•	Periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

Senior Financial Officers and Finance Members will:

•	Provide stakeholders with information that is accurate, complete, objective, relevant, timely and understandable.

•	Achieve responsible use of and control over all assets and resources employed or entrusted.

•	Share knowledge and maintain skills important and relevant to stakeholders’ needs.

III.  Compliance with Applicable Laws, Rules and Regulations

Senior Financial Officers and Finance Members will establish and maintain mechanisms to:

•	Educate members of the Finance Department about any federal, state or local statute, regulation or administrative procedure that affects the operation of the Finance Department and the Company generally.

•	Specifically, given the fact that we are a developer and distributor of telecommunications equipment and software, we are subject to extensive and evolving federal and state regulations. These regulations range from licensure to compliance with regulations related to the development of new telecommunications technologies, including those promulgated by the Federal Communications Commission.

•	Monitor the compliance of the Finance Department with any applicable federal, state or local statute, regulation or administrative rule.

•	Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

•	Comply with rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.

•	Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose.

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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposals 1, 2 and 3.

Please Mark Here for Addres Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS			2.	2002 STOCK INCENTIVE PLAN AMENDMENT.	☐	☐	☐
	Nominees:
	01 Stanley M. Blau;					FOR	AGAINST	ABSTAIN
	02 Robert L. Dorretti;	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	3.	RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.	☐	☐	☐
	03 Michael S. Falk;
	04 Alan Kessman;
	05 Neil P. Lichtman;
	06 Travis L. Provow and	☐	☐	IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE SUCH MEETING.
	07 Alfred A. Rapetti.

Withheld for the nominees you list below: (Write the nominee(s) name(s) in the space provided below.)

Signature	Signature	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲	FOLD AND DETACH HERE	▲

COMDIAL CORPORATION

Proxy for Annual Meeting of Stockholders
May 26, 2004

This Proxy is Solicited on Behalf of the Board of Directors
of Comdial Corporation

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2004, and appoints Neil P. Lichtman, Kenneth M. Clinebell and Carla K. Luke, or any of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Comdial Corporation held of record by the undersigned on April 2, 2004, at the Annual Meeting of Stockholders to be held on May 26, 2004, and at any adjournment thereof.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3
appearing on the Reverse Side Hereof

Address Change/Comments (Mark the corresponding box on the reverse side)

▲	FOLD AND DETACH HERE	▲

You can now access your Comdial account online.

Access your Comdial shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Comdial Corporation, now makes it easy and convenient to get current information on your shareholder account.
• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

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